Exhibit 99.1

Reddit Reports Fourth Quarter and Full Year 2025 Results;
Announces $1 Billion Share Repurchase Program

Daily Active Uniques (“DAUq”) increased 19% year-over-year to 121.4 million
Q4 Revenue grew 70% year-over-year to $726 million. 2025 Revenue grew 69% to $2.2 billion
Q4 Net Income $252 million, 35% of revenue. 2025 Net Income $530 million, 24% of revenue
Q4 Adj. EBITDA1 $327 million, 45% of revenue. 2025 Adj. EBITDA1 $845 million, 38% of revenue
Reddit’s Board of Directors authorized repurchase program of up to $1 billion of Class A common stock

SAN FRANCISCO, Calif. – February 5, 2026 – Reddit, Inc. (NYSE: RDDT) today announced financial results for the quarter and full year ended December 31, 2025. Reddit’s complete financial results and management commentary can be found in its shareholder letter on Reddit’s Investor Relations website at https://investor.redditinc.com.

“We’re entering the next era of Reddit—defined by sharper execution, global expansion, and product innovation that puts real people and conversations at the center,” said Steve Huffman, Reddit Co-Founder and CEO. “Our focus is on turning Reddit’s authenticity into even more everyday utility.”

Fourth quarter 2025
•Total revenue increased 70% year-over-year to $726 million, Ad revenue increased 75% year-over-year to $690 million, and Other revenue increased 8% year-over-year to $36 million
•Gross margin was 91.9%, as compared to 92.6% in the prior year
•Net income was $252 million, an improvement of $181 million from the prior year
•Adjusted EBITDA1 was $327 million, an improvement of $173 million from the prior year
•Operating cash flow was $267 million, an improvement of $177 million from the prior year
•Free Cash Flow1 was $264 million, an improvement of $174 million from the prior year
•Basic and diluted earnings per share (“EPS”) were $1.32 and $1.24, respectively
•Total fully diluted shares outstanding were 206.1 million as of December 31, 2025, consistent with the prior quarter and down from 206.2 million as of December 31, 2024

Full year 2025
•Total revenue increased 69% year-over-year to $2.2 billion, Ad revenue increased 74% year-over-year to $2.1 billion, and Other revenue increased 22% year-over-year to $140 million
•Gross margin was 91.2%, an improvement of 70 basis points from the prior year
•Net income was $530 million, an improvement of $1,014 million from the prior year
•Adjusted EBITDA1 was $845 million, an improvement of $547 million from the prior year
•Operating cash flow was $691 million, an improvement of $469 million from the prior year
•Free Cash Flow1 was $684 million, an improvement of $468 million from the prior year
•Basic and diluted EPS were $2.84 and $2.62, respectively
Fourth Quarter and Full Year 2025 Financial Highlights

	Three months ended December 31,			Year ended December 31,
(in millions, except percentages and per share amounts; unaudited)	2025	2024	% Change	2025	2024	% Change
Revenue	$726	$428	70%	$2,203	$1,300	69%
U.S.	$583	$348	68%	$1,786	$1,064	68%
International	$142	$80	78%	$417	$237	76%

GAAP gross margin	91.9%	92.6%		91.2%	90.5%

Net income (loss)	$252	$71		$530	$(484)
Net margin	34.7%	16.6%		24.1%	(37.2)%
Net income (loss) per share
Basic	$1.32	$0.40		$2.84	$(3.33)
Diluted	$1.24	$0.36		$2.62	$(3.33)
Adjusted EBITDA*	$327	$154		$845	$298
Adjusted EBITDA margin*	45.1%	36.1%		38.4%	22.9%

Net cash provided by (used in) operating activities	$267	$90		$691	$222
Free Cash Flow*	$264	$89		$684	$216

Cash, cash equivalents, and marketable securities	$2,477
*The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 11-12.

Financial Outlook
The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission (the “SEC”). Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the first quarter.

In the first quarter of 2026, we estimate:

•Revenue in the range of $595 million to $605 million
•Adjusted EBITDA2 in the range of $210 million to $220 million

Earnings Conference Call Information and Community Update
Reddit will host a conference call to discuss the results for the fourth quarter and full year of 2025 on Thursday, February 5, 2026, at 1:30 p.m. PT / 4:30 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/. A replay of the webcast and transcript will be available on the same websites following the conclusion of the conference call.

Reddit will solicit questions from the community in the investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/ on Thursday, February 5, 2026, after the market closes, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and r/RDDT at https://www.reddit.com/r/RDDT/.

Reddit uses the investor relations page on its website https://investor.redditinc.com, as well as the subreddits r/RDDT and r/reddit, available at https://www.reddit.com/r/RDDT/ and https://www.reddit.com/r/reddit/, respectively, as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Share Repurchase Program
Reddit also announced today that its Board of Directors authorized a share repurchase program to purchase up to $1 billion of our Class A common stock (the “Share Repurchase Program”). Under the Share Repurchase Program, we may repurchase shares of our Class A common stock from time to time on the open market (including via pre-set trading plans), in privately negotiated transactions, or through other transactions in accordance with applicable securities laws. The Share Repurchase Program does not obligate us to acquire any particular amount of Class A common stock, has no expiration date, and may be suspended or discontinued at any time at our discretion.

Notes
1 The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 11-12.
2 We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort.

About Reddit
Reddit is a community of communities. It’s built on shared interests, passion, and trust, and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and 121+ million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com.

Investor Relations ir@reddit.com	Media Relations press@reddit.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s future financial and operating performance, plans with respect to the Share Repurchase Program, and GAAP and non-GAAP guidance. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the SEC from time to time, including Reddit’s Annual Report on Form 10-K for the year ended December 31, 2025, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period.

We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period.

We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer.

Use of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Free Cash Flow margin. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. We have not provided a reconciliation to the forward-looking GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding GAAP guidance measures is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. We consider the exclusion of certain non-recurring or non-cash items in calculating Adjusted EBITDA and Adjusted EBITDA margin to provide a useful measure for investors and others to evaluate our operating results in the same manner as management.

Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. Free Cash Flow margin is defined as Free Cash Flow divided by revenue. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities.

Reddit, Inc. Key Operating Metrics by Geography (in millions, except percentages and ARPU) (unaudited)

	Three months ended December 31,			Year ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenue: Global	$725.6	$427.7	70%	$2,202.5	$1,300.2	69%
Revenue: U.S.	$583.3	$347.7	68%	$1,785.6	$1,063.6	68%
Revenue: International	$142.3	$80.0	78%	$416.9	$236.6	76%

	Three months ended December 31,
	2025	2024	% Change
DAUq: Global	121.4	101.7	19%
DAUq: U.S.	52.5	48.0	9%
DAUq: International	68.9	53.7	28%

Logged-in DAUq: Global	50.7	46.1	10%
Logged-in DAUq: U.S.	23.0	21.9	5%
Logged-in DAUq: International	27.7	24.2	14%

Logged-out DAUq: Global	70.7	55.6	27%
Logged-out DAUq: U.S.	29.5	26.1	13%
Logged-out DAUq: International	41.2	29.5	40%

WAUq: Global	471.6	379.4	24%
WAUq: U.S.	193.4	172.2	12%
WAUq: International	278.2	207.2	34%

ARPU: Global	$5.98	$4.21	42%
ARPU: U.S.	$10.79	$7.04	53%
ARPU: International	$2.31	$1.67	38%

Reddit, Inc. Consolidated Balance Sheets (in thousands) (unaudited)

	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$953,569	$562,092
Marketable securities	1,523,242	1,278,717
Accounts receivable, net	590,162	349,534
Prepaid expenses and other current assets	69,012	33,058
Total current assets	3,135,985	2,223,401
Property and equipment, net	12,710	12,652
Operating lease right-of-use assets, net	20,788	23,249
Intangible assets, net	15,521	25,424
Goodwill	42,174	42,174
Other noncurrent assets	11,995	9,695
Total assets	$3,239,173	$2,336,595

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$62,929	$45,423
Operating lease liabilities	7,023	6,137
Accrued expenses and other current liabilities	201,331	124,464
Total current liabilities	271,283	176,024
Operating lease liabilities, noncurrent	16,191	20,565
Other noncurrent liabilities	22,661	9,257
Total liabilities	310,135	205,846
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	—	—
Class A common stock	14	12
Class B common stock	5	5
Class C common stock	—	—
Additional paid-in capital	3,595,772	3,331,546
Accumulated other comprehensive income (loss)	4,364	24
Accumulated deficit	(671,117)	(1,200,838)
Total stockholders’ equity (deficit)	2,929,038	2,130,749
Total liabilities and stockholders’ equity (deficit)	$3,239,173	$2,336,595

Reddit, Inc. Consolidated Statements of Operations (in thousands, except share and per share amounts) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue	$725,607	$427,707	$2,202,506	$1,300,205
Costs and expenses:
Cost of revenue	58,718	31,845	194,216	123,595
Research and development	198,885	188,644	783,145	935,152
Sales and marketing	163,852	80,516	503,863	350,579
General and administrative	72,324	73,830	279,298	451,447
Total costs and expenses	493,779	374,835	1,760,522	1,860,773
Income (loss) from operations	231,828	52,872	441,984	(560,568)
Other income (expense), net	22,990	17,115	86,706	75,361
Income (loss) before income taxes	254,818	69,987	528,690	(485,207)
Income tax expense (benefit)	3,215	(1,049)	(1,031)	(931)
Net income (loss)	$251,603	$71,036	$529,721	$(484,276)
Net income (loss) per share attributable to Class A and Class B common stock
Basic	$1.32	$0.40	$2.84	$(3.33)
Diluted	$1.24	$0.36	$2.62	$(3.33)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	189,971,813	177,484,215	186,383,271	145,472,389
Diluted	202,932,334	199,057,762	202,107,978	145,472,389

Reddit, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income (loss)	$251,603	$71,036	$529,721	$(484,276)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,151	4,161	15,948	15,643
Non-cash operating lease cost	1,678	69	6,197	4,110
Amortization of premium (accretion of discount) on marketable securities, net	(5,860)	(11,516)	(28,214)	(43,400)
Stock-based compensation expense	85,178	85,114	343,180	801,646
Other adjustments	180	(148)	848	(4,187)
Changes in operating assets and liabilities:
Accounts receivable	(102,602)	(65,366)	(241,356)	(104,280)
Prepaid expenses and other assets	(13,658)	(7,719)	(37,082)	(19,485)
Operating lease right-of-use assets and liabilities	(1,817)	291	(7,224)	(2,397)
Accounts payable	(8,774)	(17,054)	18,166	(570)
Accrued expenses and other liabilities	56,728	31,129	90,691	59,264
Net cash provided by (used in) operating activities	$266,807	$89,997	$690,875	$222,068

Cash flows from investing activities
Purchases of property and equipment	(3,164)	(842)	(6,706)	(6,248)
Purchases of marketable securities	(692,993)	(570,988)	(2,298,397)	(1,996,725)
Maturities of marketable securities	484,917	530,241	2,065,971	1,573,602
Proceeds from sale of marketable securities	4,862	—	17,234	—
Cash paid for acquisitions, net of cash acquired	—	—	—	(17,137)
Other investing activities	554	(1,508)	3,009	5,821
Net cash provided by (used in) investing activities	$(205,824)	$(43,097)	$(218,889)	$(440,687)

Cash flows from financing activities
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	—	—	600,022
Proceeds from exercise of employee stock options	4,575	26,039	25,075	88,972
Taxes paid related to net share settlement of restricted stock units	(23,533)	(26,467)	(104,028)	(294,573)
Payments of initial public offering costs	—	(275)	—	(8,775)
Other financing activities	(109)	—	(1,606)	(6,111)
Net cash provided by (used in) financing activities	$(19,067)	$(703)	$(80,559)	$379,535

Net increase (decrease) in cash, cash equivalents, and restricted cash	41,916	46,197	391,427	160,916
Cash, cash equivalents, and restricted cash at the beginning of the period	911,653	515,945	562,142	401,226
Cash, cash equivalents, and restricted cash at the end of the period	$953,569	$562,142	$953,569	$562,142

Cash and cash equivalents	953,569	562,092	953,569	562,092
Restricted cash	—	50	—	50
Total cash, cash equivalents, and restricted cash	$953,569	$562,142	$953,569	$562,142

Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income (loss)	$251,603	$71,036	$529,721	$(484,276)
Add (deduct):
Interest (income) expense, net	(22,947)	(20,578)	(86,722)	(78,121)
Income tax expense (benefit)	3,215	(1,049)	(1,031)	(931)
Depreciation and amortization	4,151	4,161	15,948	15,643
Stock-based compensation expense and related taxes	91,067	97,297	387,141	842,932
Other (income) expense, net	(43)	3,463	16	2,760
Adjusted EBITDA	$327,046	$154,330	$845,073	$298,007
Net margin	34.7%	16.6%	24.1%	(37.2)%
Adjusted EBITDA margin	45.1%	36.1%	38.4%	22.9%

Reddit, Inc. Reconciliation of Free Cash Flow and Free Cash Flow Margin (in thousands, except percentages) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$266,807	$89,997	$690,875	$222,068
Less:
Purchases of property and equipment	(3,164)	(842)	(6,706)	(6,248)
Free Cash Flow	$263,643	$89,155	$684,169	$215,820
Operating cash flow margin	36.8%	21.0%	31.4%	17.1%
Free Cash Flow margin	36.3%	20.8%	31.1%	16.6%